UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 30, 2008

YTB International, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-18412	20-2181181
(Commission File Number)	(IRS Employer Identification No.)

1901 East Edwardsville Road
Wood River, Illinois	62095
(Address of Principal Executive Offices)	(Zip Code)

(618) 655-9477

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On September 30, 2008, Michael Brent and Beth Brent entered into a Rule 10b5-1 Sales Plan (“Sales Plan”) to be administered by Gilford Securities, Incorporated. Michael Brent is a ten percent shareholder of YTB International, Inc. (the “Company”) and is the Chief Executive Officer of REZconnect Technologies, Inc., a wholly owned subsidiary of the Company.

During the one year term of the Sales Plan, the Sales Plan provides that Gilford Securities, Incorporated will sell under Rule 144 up to a maximum of four million shares of Class A Common Stock of the Company held by Mr. and Mrs. Brent, subject to the price and volume restrictions stated in the Sales Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YTB INTERNATIONAL, INC.

Date: October 3, 2008	By:	/s/ John Clagg
Name: John Clagg
Title: Chief Financial Officer and Treasurer